Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	Jurisdiction of Incorporation

Alternative Re Holdings Limited	Bermuda

Alternative Re Limited	Bermuda

Alternative Underwriting Services, Ltd.	Bermuda

Alwyn Insurance Company Limited	Gibraltar

Arch Capital Finance (Ireland) Limited	Ireland

Arch Capital Finance LLC	Delaware

Arch Capital Group (U.S.) Inc.	Delaware

Arch Capital Holdings Ltd.	Bermuda

Arch Capital Services Inc.	Delaware

Arch Credit Risk Services Inc.	Delaware

Arch Europe Insurance Services Ltd	United Kingdom

Arch Excess & Surplus Insurance Company	Missouri

Arch Financial Holdings Australia Pty Ltd	Australia

Arch Financial Holdings B.V.	Netherlands

Arch Financial Holdings Europe I Limited	Ireland

Arch Financial Holdings Europe II Limited	Ireland

Arch Financial Holdings Europe III Limited	Ireland

Arch Global Services (Cyprus) Ltd.	Cyprus

Arch Global Services Holdings Ltd.	Bermuda

Arch Global Services (Philippines) Inc.	Philippines

Arch Indemnity Insurance Company	Missouri

Arch Insurance Canada Ltd.	Canada

Arch Insurance Company	Missouri

Arch Insurance Company (Europe) Limited	United Kingdom

Arch Insurance Group Inc.	Delaware

Arch Insurance Solutions Inc.	Delaware

Arch International Services Inc.	Delaware

Arch Investment Holdings I Ltd.	Bermuda

Arch Investment Holdings II Ltd.	Bermuda

Arch Investment Holdings III Ltd.	Bermuda

Arch Investment Holdings IV Ltd.	Bermuda

Arch Investment Management Ltd.	Bermuda

Arch Investment Holdings (Cyprus) Ltd.	Cyprus

Arch Investment Property Holdings Ltd.	Bermuda

Arch LMI Pty Ltd	Australia

Arch MI Asia Limited	Hong Kong

Arch Mortgage Assurance Company	Wisconsin

Arch Mortgage Insurance Designated Activity Company	Ireland

Arch Mortgage Guaranty Company	Wisconsin

Arch Mortgage Insurance Company	Wisconsin

Arch Mortgage Risk Transfer Holdings Inc.	Delaware

Arch Mortgage Risk Transfer PCC Inc.	District of Columbia

Arch Re Accident & Health ApS	Denmark

Arch Re Facultative Underwriters Inc.	Delaware

Arch Reinsurance Company	Delaware

Arch Reinsurance Europe Underwriting Designated Activity Company	Ireland

Arch Reinsurance Ltd.	Bermuda

Arch Risk Transfer Services Ltd.	Bermuda

Arch Specialty Insurance Agency Inc.	Missouri

Arch Specialty Insurance Company	Missouri

Arch Structured Mortgage Insurance Company	North Carolina

Arch Syndicate Investments Ltd	United Kingdom

Arch Underwriters Ltd.	Bermuda

Arch Underwriters Europe Limited	Ireland

Arch Underwriters (Gulf) Limited	Dubai International Financial Centre

Arch Underwriting Agency (Australia) Pty. Ltd.	Australia

Arch Underwriting Agency LLC	Delaware

Arch Underwriting at Lloyd’s Ltd	United Kingdom

Arch Underwriting at Lloyd’s (Australia) Pty Ltd	Australia

Arch Underwriters Inc.	Delaware

Arch U.S. MI Holdings Inc.	Delaware

Arch U.S. MI Services Inc.	Delaware

Arch UK Holdings Limited	United Kingdom

Construction Risk Underwriters LLC	Minnesota

First American Services Corporation	Missouri

Gulf Re Holdings Limited	Jersey (Channel Islands)

Gulf Reinsurance Limited	Dubai International Financial Centre

McNeil & Company, Inc.	New York

United Guaranty Commercial Insurance Company of North Carolina	North Carolina

United Guaranty Credit Insurance Company	North Carolina

United Guaranty Mortgage Insurance Company	North Carolina

United Guaranty Mortgage Insurance Company of North Carolina	North Carolina

United Guaranty Partners Insurance Company	Vermont

United Guaranty Residential Insurance Company	North Carolina

United Guaranty Residential Insurance Company of North Carolina	North Carolina

United Guaranty Services, Inc.	North Carolina